COLUMBIA FUNDS SERIES TRUST I - ANNUAL N-SAR REPORT FOR THE PERIOD
  ENDING 3/31/10

Columbia Blended Equity Fund
Columbia Bond Fund
Columbia Emerging Markets Fund
Columbia Energy and Natural Resources Fund
Columbia Income Fund
Columbia Intermediate Bond Fund
Columbia International Growth Fund
Columbia Pacific/Asia Fund
Columbia Mid Cap Core Fund
Columbia Select Small Cap Fund
Columbia Select Opportunities Fund
Columbia Select Large Cap Growth Fund
Columbia Short-Intermediate Bond Fund
Columbia Value and Restructuring Fund
Columbia U.S. Treasury Index Fund
Columbia World Equity Fund
(each a "Fund", collectively the "Funds")


77B Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of Columbia Funds Series Trust I

In planning and performing our audit of the financial statements of Columbia Blended Equity Fund, Columbia Energy and Natural Resources Fund, Columbia Mid Cap Core Fund, Columbia Select Large Cap Growth Fund, Columbia Select Opportunities Fund, Columbia Select Small Cap Fund, Columbia Value and Restructuring Fund, Columbia Emerging Markets Fund, Columbia International Growth Fund, Columbia Pacific/ Asia Fund, Columbia Bond Fund, Columbia Short-Intermediate Bond Fund, Columbia U.S. Treasury Index Fund, Columbia World Equity Fund, Columbia Income Fund, and Columbia Intermediate Bond Fund (each a series of Columbia Funds Series Trust I and hereafter collectively referred to as the "Funds") as of and for the year ended March 31, 2010, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2010.


This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
May 21, 2010


ITEM 77C - MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS:

COLUMBIA WORLD EQUITY FUND

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust I was held to consider the approval of several proposals listed in the
proxy statement for the meeting.   Proposal 1 and Proposal 2 were voted on at
the March 3, 2010 meeting of shareholders and Proposal 3 was voted on at an adjourned meeting of shareholders held on March 31, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC) (CMIA) was approved as follows:

VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
---------     -------------     -----------     ----------------
26,507,866    933,476           917,511         3,165,903

Proposal 2: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Fund in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved as follows:

VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
---------     -------------     -----------     ----------------
25,752,481    1,599,810         1,006,551       3,165,914

Proposal 3: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

TRUSTEE                  VOTES FOR        VOTES WITHHELD     ABSTENTIONS
-------                  ---------        --------------     -----------
John D. Collins          30,977,072,412   859,827,038        0
Rodman L. Drake          30,951,179,004   885,720,446        0
Douglas A. Hacker        30,989,793,279   847,106,171        0
Janet Langford Kelly     30,999,020,814   837,878,636        0
William E. Mayer         16,291,139,483   15,545,759,967     0
Charles R. Nelson        30,997,700,700   839,198,750        0
John J. Neuhauser        30,988,095,661   848,803,789        0
Jonathon Piel            30,968,801,048   868,098,402        0
Patrick J. Simpson       30,999,065,030   837,834,420        0
Anne-Lee Verville        30,996,227,913   840,671,537        0

COLUMBIA INCOME FUND

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust I was held to consider the approval of several proposals listed in the
proxy statement for the meeting.   Proposal 1 and Proposal 2 were voted on at
the March 3, 2010 meeting of shareholders and Proposal 3 was voted on at an adjourned meeting of shareholders held on March 31, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC) (CMIA) was approved as follows:

VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
---------     -------------     -----------     ----------------
422,882,730   6,012,602         5,552,661       44,921,684

Proposal 2: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Fund in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved as follows:

VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
---------     -------------     -----------     ----------------
412,472,410   15,910,476        6,065,060       44,921,731

Proposal 3: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

TRUSTEE                  VOTES FOR        VOTES WITHHELD     ABSTENTIONS
-------                  ---------        --------------     -----------
John D. Collins          30,977,072,412   859,827,038        0
Rodman L. Drake          30,951,179,004   885,720,446        0
Douglas A. Hacker        30,989,793,279   847,106,171        0
Janet Langford Kelly     30,999,020,814   837,878,636        0
William E. Mayer         16,291,139,483   15,545,759,967     0
Charles R. Nelson        30,997,700,700   839,198,750        0
John J. Neuhauser        30,988,095,661   848,803,789        0
Jonathon Piel            30,968,801,048   868,098,402        0
Patrick J. Simpson       30,999,065,030   837,834,420        0
Anne-Lee Verville        30,996,227,913   840,671,537        0

COLUMBIA INTERMEDIATE BOND FUND

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust I was held to consider the approval of several proposals listed in the
proxy statement for the meeting.   Proposal 1 and Proposal 2 were voted on at
the March 3, 2010 meeting of shareholders and Proposal 3 was voted on at an adjourned meeting of shareholders held on March 31, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC) (CMIA) was approved as follows:

VOTES FOR       VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
---------       -------------     -----------     ----------------
1,619,884,060   12,374,638        12,806,952      202,668,271

Proposal 2: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Fund in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved as follows:

VOTES FOR        VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
---------        -------------     -----------     ----------------
1,293,667,810    337,509,386       13,888,304      202,668,421

Proposal 3: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

TRUSTEE                  VOTES FOR        VOTES WITHHELD       ABSTENTIONS
-------                  ---------        --------------       -----------
John D. Collins          30,977,072,412   859,827,038          0
Rodman L. Drake          30,951,179,004   885,720,446          0
Douglas A. Hacker        30,989,793,279   847,106,171          0
Janet Langford Kelly     30,999,020,814   837,878,636          0
William E. Mayer         16,291,139,483   15,545,759,967       0
Charles R. Nelson        30,997,700,700   839,198,750          0
John J. Neuhauser        30,988,095,661   848,803,789          0
Jonathon Piel            30,968,801,048   868,098,402          0
Patrick J. Simpson       30,999,065,030   837,834,420          0
Anne-Lee Verville        30,996,227,913   840,671,537          0

COLUMBIA SHORT-INTERMEDIATE BOND FUND

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust I was held to consider the approval of several proposals listed in the
proxy statement for the meeting.   Proposal 1 and Proposal 2 were voted on at
the March 3, 2010 meeting of shareholders and Proposal 3 was voted on at an adjourned meeting of shareholders held on March 31, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC) (CMIA) was approved as follows:

VOTES FOR     VOTES AGAINST      ABSTENTIONS      BROKER NON-VOTES
---------     -------------      -----------      ----------------
258,851,101   4,641,210          711,380          9,087,374

Proposal 2: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Fund in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved as follows:

VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
---------     -------------     -----------     ----------------
254,751,798   8,402,503         1,049,397       9,087,367

Proposal 3: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

TRUSTEE                  VOTES FOR         VOTES WITHHELD      ABSTENTIONS
-------                  ---------         --------------      -----------
John D. Collins          30,977,072,412    859,827,038         0
Rodman L. Drake          30,951,179,004    885,720,446         0
Douglas A. Hacker        30,989,793,279    847,106,171         0
Janet Langford Kelly     30,999,020,814    837,878,636         0
William E. Mayer         16,291,139,483    15,545,759,967      0
Charles R. Nelson        30,997,700,700    839,198,750         0
John J. Neuhauser        30,988,095,661    848,803,789         0
Jonathon Piel            30,968,801,048    868,098,402         0
Patrick J. Simpson       30,999,065,030    837,834,420         0
Anne-Lee Verville        30,996,227,913    840,671,537         0

COLUMBIA BLENDED EQUITY FUND, COLUMBIA ENERGY AND NATURAL RESOURCES FUND, COLUMBIA MID CAP CORE FUND, COLUMBIA SELECT LARGE CAP GROWTH FUND, COLUMBIA SELECT OPPORTUNITIES FUND, COLUMBIA SELECT SMALL CAP FUND, COLUMBIA VALUE AND RESTRUCTURING FUND, COLUMBIA EMERGING MARKETS FUND, COLUMBIA INTERNATIONAL GROWTH FUND AND COLUMBIA PACIFIC/ASIA FUND

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust I was held to consider the approval of several proposals listed in the
proxy statement for the meeting.   Proposal 1 and Proposal 2 were voted on at
the March 3, 2010 meeting of shareholders and Proposal 3 was voted on at an adjourned meeting of shareholders held on March 31, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC)
(CMIA) was approved for each Fund as follows:

FUND                                           VOTES FOR        VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
----                                           ---------        -------------     -----------     ----------------
Columbia Blended Equity Fund                   81,331,939       4,018,722         2,353,007       8,776,504
Columbia Energy and Natural Resources Fund     342,698,549      10,446,235        8,863,289       100,720,512
Columbia Mid Cap Core Fund                     45,842,410       622,145           547,230         6,077,742
Columbia Select Large Cap Growth Fund          1,426,331,700    6,693,300         6,667,816       246,599,537
Columbia Select Opportunities Fund             95,992,863       993,793           397,460         3,504,932
Columbia Select Small Cap Fund                 375,495,940      4,285,642         5,841,808       69,248,841
Columbia Value and Restructuring Fund          3,555,636,375    327,971,692       91,765,112      729,112,209
Columbia Emerging Markets Fund                 237,152,166      5,603,391         3,487,783       32,869,386
Columbia International Growth Fund             120,313,435      1,857,218         818,311         6,013,223
Columbia Pacific/Asia Fund                     16,153,051       828,095           258,692         1,735,340

Proposal 2: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Fund in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved for each Fund as follows:

FUND                                           VOTES FOR        VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
----                                           ---------        -------------     -----------     ----------------
Columbia Blended Equity Fund                   77,240,736       8,693,656         1,769,253       8,776,526
Columbia Energy and Natural Resources Fund     322,865,761      29,663,999        9,478,392       100,720,432
Columbia Mid Cap Core Fund                     43,545,812       2,937,283         528,622         6,077,811
Columbia Select Large Cap Growth Fund          1,406,478,704    25,906,773        7,307,330       246,599,547
Columbia Select Opportunities Fund             94,068,203       2,677,965         637,937         3,504,943
Columbia Select Small Cap Fund                 342,418,111      36,599,535        6,605,729       69,248,854
Columbia Value and Restructuring Fund          3,275,084,910    608,299,815       91,987,818      729,112,845
Columbia Emerging Markets Fund                 231,553,319      10,972,630        3,717,391       32,869,386
Columbia International Growth Fund             117,758,901      4,451,332         778,668         6,013,287
Columbia Pacific/Asia Fund                     15,662,030       1,316,514         261,294         1,735,340

Proposal 3: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

TRUSTEE                  VOTES FOR         VOTES WITHHELD     ABSTENTIONS
-------                  ---------         --------------     -----------
John D. Collins          30,977,072,412    859,827,038        0
Rodman L. Drake          30,951,179,004    885,720,446        0
Douglas A. Hacker        30,989,793,279    847,106,171        0
Janet Langford Kelly     30,999,020,814    837,878,636        0
William E. Mayer         16,291,139,483    15,545,759,967     0
Charles R. Nelson        30,997,700,700    839,198,750        0
John J. Neuhauser        30,988,095,661    848,803,789        0
Jonathon Piel            30,968,801,048    868,098,402        0
Patrick J. Simpson       30,999,065,030    837,834,420        0
Anne-Lee Verville        30,996,227,913    840,671,537        0

COLUMBIA BOND FUND

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust I was held to consider the approval of several proposals listed in the
proxy statement for the meeting.   Proposal 1 and Proposal 2 were voted on at
the March 3, 2010 meeting of shareholders and Proposal 3 was voted on at an adjourned meeting of shareholders held on March 31, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC) (CMIA) was approved as follows:

VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
---------     -------------     -----------     ----------------
476,030,002   1,708,250         2,528,843       37,241,092

Proposal 2: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Fund in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved as follows:

VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
---------     -------------     -----------     ----------------
385,934,734   92,023,971        2,308,336       37,241,147

Proposal 3: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

TRUSTEE                  VOTES FOR          VOTES WITHHELD     ABSTENTIONS
-------                  ---------          --------------     -----------
John D. Collins          30,977,072,412     859,827,038        0
Rodman L. Drake          30,951,179,004     885,720,446        0
Douglas A. Hacker        30,989,793,279     847,106,171        0
Janet Langford Kelly     30,999,020,814     837,878,636        0
William E. Mayer         16,291,139,483     15,545,759,967     0
Charles R. Nelson        30,997,700,700     839,198,750        0
John J. Neuhauser        30,988,095,661     848,803,789        0
Jonathon Piel            30,968,801,048     868,098,402        0
Patrick J. Simpson       30,999,065,030     837,834,420        0
Anne-Lee Verville        30,996,227,913     840,671,537        0

COLUMBIA U.S. TREASURY FUND

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust I was held to consider the approval of several proposals listed in the
proxy statement for the meeting.   Proposal 1 and Proposal 2 were voted on at
the March 3, 2010 meeting of shareholders and Proposal 3 was voted on at an adjourned meeting of shareholders held on March 31, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC) (CMIA) was approved as follows:

VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
---------     -------------     -----------     ----------------
228,209,609   6,446,980         4,570,708       30,594,675

Proposal 2: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Fund in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved as follows:

VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
---------     -------------     -----------     ----------------
206,007,721   28,644,587        4,574,956       30,594,708

Proposal 3: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

TRUSTEE                  VOTES FOR         VOTES WITHHELD     ABSTENTIONS
-------                  ---------         --------------     -----------
John D. Collins          30,977,072,412    859,827,038        0
Rodman L. Drake          30,951,179,004    885,720,446        0
Douglas A. Hacker        30,989,793,279    847,106,171        0
Janet Langford Kelly     30,999,020,814    837,878,636        0
William E. Mayer         16,291,139,483    15,545,759,967     0
Charles R. Nelson        30,997,700,700    839,198,750        0
John J. Neuhauser        30,988,095,661    848,803,789        0
Jonathon Piel            30,968,801,048    868,098,402        0
Patrick J. Simpson       30,999,065,030    837,834,420        0
Anne-Lee Verville        30,996,227,913    840,671,537        0

ITEM 77D/77Q1(b) - POLICIES WITH RESPECT TO SECURITIES INVESTMENTS:

On February 4, 2010, a Form Type 497, accession number (0001193125-10-021712), which included a supplement to the registration statement of Columbia Funds Series Trust I, was filed with the SEC. It is hereby incorporated by reference as part of the response to this Items 77D and 77Q1(b) of Form N-SAR. The Statement of Additional Information supplement disclosed certain changes that were made to the policies with respect to fundamental and non-fundamental investments of Columbia Blended Equity Fund, Columbia Bond Fund, Columbia Emerging Markets Fund, Columbia Energy and Natural Resources Fund, Columbia International Growth Fund, Columbia Pacific/Asia Fund, Columbia Mid Cap Core Fund, Columbia Select Small Cap Fund, Columbia Select Opportunities Fund, Columbia Select Large Cap Growth Fund, Columbia Short-Intermediate Bond Fund and Columbia Value and Restructuring Fund.


Item 77E - Legal Proceedings:

Columbia Atlantic Funds

As of May, 2010

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc. was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company (now known as RiverSource) mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota (the District Court). In response to defendants' motion to dismiss the complaint, the District Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals
(the Eighth Circuit) on August 8, 2007. On April 8, 2009, the Eighth Circuit reversed summary judgment and remanded to the District Court for further proceedings. On August 6, 2009, defendants filed a writ of certiorari with the U.S. Supreme Court (the Supreme Court), asking the Supreme Court to stay the District Court proceedings while the Supreme Court considers and rules in a case captioned Jones v. Harris Associates, which involves issues of law similar to those presented in the Gallus case. On March 30, 2010, the Supreme Court issued its ruling in Jones v. Harris Associates, and on April 5, 2010, the Supreme Court vacated the Eighth Circuit's decision in the Gallus case and remanded the case to the Eighth Circuit for further consideration in light of the Supreme Court's decision in Jones v. Harris Associates.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission
(SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment
Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million.
AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co. Incorporated (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the Seligman Funds); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York (NYAG).

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Inc. (now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the Seligman Parties), alleging, in substance, that the Seligman Parties permitted various persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by Seligman was and had been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. On March 13, 2009, without admitting or denying any violations of law or wrongdoing, the Seligman Parties entered into a stipulation of settlement with the NYAG and settled the claims made by the NYAG. Under the terms of the settlement, Seligman paid $11.3 million to four Seligman Funds. This settlement resolved all outstanding matters between the Seligman Parties and the NYAG. In addition to the foregoing matter, the New York staff of the SEC indicated in September 2005 that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors, Inc. relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds. There have been no further developments with the SEC on this matter.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.


N-SAR Item 77H: Changes in Control of Registrant

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia Energy & Natural Resources Fund

As of March 31st, 2010
Name of Person                   Ownership % of Series



As of October 1st, 2009
Name of Person                   Ownership % of Series
Charles Schwab                   28.55%



Changes in Control Persons
                                        Date/Description of
                                        Transaction(s) Became
                                        a, or Ceased to be,
Name of Person   Ownership % of Series  Control Person


N-SAR Item 77H: Changes in Control of Registrant

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia U.S. Treasury Index Fund

As of March 31st, 2010
Name of Person                          Ownership % of Series



As of October 1st, 2009
Name of Person                          Ownership % of Series
PACE                                    29.73%



Changes in Control Persons
                                        Date/Description of
                                        Transaction(s) Became
                                        a, or Ceased to be,
Name of Person   Ownership % of Series  Control Person

ITEM 77Q1(e) - NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY CONTRACTS (THE FUNDS):

                 INVESTMENT MANAGEMENT SERVICES AGREEMENT

         This Agreement, dated as of May 1, 2010, is by and between Columbia Management Investment Advisers, LLC (formerly known as RiverSource Investments, LLC) (the "Investment Manager"), a Minnesota limited liability company and Columbia Funds Series Trust I (the "Registrant"), a Massachusetts business trust, on behalf of its underlying series listed in Schedule A (the term "Fund" or "Funds" is used to refer to either the Registrant or its underlying series, as context requires).

PART ONE: INVESTMENT MANAGEMENT AND OTHER SERVICES

(1)  The Fund hereby retains the Investment Manager, and the Investment
     Manager hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Fund continuously with investment advice; to determine, consistent with the Fund's investment objectives, strategies and policies as from time to time set forth in its then-current prospectus or statement of additional information, or as otherwise established by the Board of Trustees (the "Board"), which investments, in the Investment Manager's discretion, shall be purchased, held or sold, and to execute or cause the execution of purchase or sell orders; to recommend changes to investment objectives, strategies and policies to the Board, as the Investment Manager deems appropriate; to perform investment research and prepare and make available to the Fund research and statistical data in connection therewith; and to furnish all other services of whatever nature that the Investment Manager from time to time reasonably determines to be necessary or useful in connection with the investment management of the Fund as provided under this Agreement; subject always to oversight by the Board and the authorized officers of the Fund. The Investment Manager agrees: (a) to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned (to the extent that such services and functions have not been delegated to a subadviser); and (b) to maintain adequate oversight over any subadvisers hired to provide services and to perform the functions herein mentioned. The Investment Manager agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing the Investment Manager's performance under this Agreement and will prepare and furnish to the Board such reports, statistical data and other information relating to the investment management of the Fund in such form and at such intervals as the Board may reasonably request. The Fund agrees that the Investment Manager may, at its own expense, subcontract for certain of the services described under this Agreement (including with affiliates of the Investment Manager) with the understanding that the quality and scope of services required to be provided under this Agreement shall not be diminished thereby, and also with the understanding that the Investment Manager shall obtain such approval from the Board and/or Fund shareholders as is required by applicable law, rules and regulations promulgated thereunder, terms of this Agreement, resolutions of the Board and commitments of the Investment Manager. The Investment Manager agrees that, in the event it subcontracts with another party for some or all of the investment management services contemplated by this Agreement with respect to the Fund in reliance on its "manager-of-managers" exemptive order (Investment Company Act Release No. 25664
     (July 16, 2002)) or a subsequent order containing such conditions, the Investment Manager will retain overall supervisory responsibility for the general management and investment of the Fund and, subject to review and approval by the Board, will set the Fund's overall investment strategies (consistent with the Fund's then-current prospectus and statement of additional information); evaluate, select and recommend one or more subadvisers to manage all or a portion of the Fund's assets; when appropriate, allocate and reallocate the Fund's assets among multiple subadvisers; monitor and evaluate the investment performance of subadvisers; and implement procedures reasonably designed to ensure that the subadvisers comply with the Fund's investment objectives, policies and restrictions.

(2) The Investment Manager shall comply (or cause the Fund to comply, as applicable) with all applicable law, including but not limited to the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "1940 Act"), the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder, the 1933 Act, and the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Fund as a regulated investment company.

(3) The Investment Manager shall allocate investment opportunities among its clients, including the Fund, in a fair and equitable manner, consistent with its fiduciary obligations to clients. The Fund recognizes that the Investment Manager and its affiliates may from time to time acquire information about issuers or securities that it may not share with, or act upon for the benefit of, the Fund.

(4) The Investment Manager agrees to vote proxies and to provide or withhold consents, or to provide such support as is required or requested by the Board in conjunction with voting proxies and providing or withholding consents, solicited by or with respect to the issuers of securities in which the Fund's assets may be invested from time to time, as directed by the Board from time to time.

(5) The Investment Manager agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the management of the assets for the Fund, including with respect to the acquisition or disposition of securities. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Manager hereby agrees that all records that it maintains for each Fund under this Agreement are the property of the Registrant and further agrees to surrender promptly to the Registrant any of such records upon request.

(6) The Fund agrees that it will furnish to the Investment Manager any information that the latter may reasonably request with respect to the services performed or to be performed by the Investment Manager under this Agreement.

(7) In selecting broker-dealers for execution, the Investment Manager will seek to obtain best execution for securities transactions on behalf of the Fund, except where otherwise directed by the Board. In selecting broker-dealers to execute transactions, the Investment Manager may consider not only available prices (including commissions or mark-up), but also other relevant factors such as, without limitation, the characteristics of the security being traded, the size and difficulty of the transaction, the execution, clearance and settlement capabilities as well as the reputation, reliability, and financial soundness of the broker-dealer selected, the broker-dealer's risk in positioning a block of securities, the broker-dealer's execution service rendered on a continuing basis and in other transactions, the broker-dealer's expertise in particular markets, and the broker-dealer's ability to provide research services. To the extent permitted by law, and consistent with its obligation to seek best execution, the Investment Manager may, except where otherwise directed by the Board, execute transactions or pay a broker-dealer a commission or markup in excess of that which another broker-dealer might have charged for executing a transaction provided that the Investment Manager determines, in good faith, that the execution is appropriate or the commission or markup is reasonable in relation to the value of the brokerage and/or research services provided, viewed in terms of either that particular transaction or the Investment Manager's overall responsibilities with respect to the Fund and other clients for which it acts as investment adviser. The Investment Manager shall not consider the sale or promotion of shares of the Fund, or other affiliated products, as a factor in the selection of broker dealers through which transactions are executed.

(8) Except for willful misfeasance, bad faith or negligence on the part of the Investment Manager in the performance of its duties, or reckless disregard by the Investment Manager of its obligations and duties, under this Agreement, neither the Investment Manager, nor any of its respective directors, officers, partners, principals, employees, or agents shall be liable for any acts or omissions or for any loss suffered by the Fund or its shareholders or creditors. To the extent permitted by applicable law, each of the Investment Manager, and its respective directors, officers, partners, principals, employees and agents, shall be entitled to rely, and shall be protected from liability in reasonably relying, upon any information or instructions furnished to it (or any of them as individuals) by the Fund or its agents which is believed in good faith to be accurate and reliable. The Fund understands and acknowledges that the Investment Manager does not warrant any rate of return, market value or performance of any assets in the Fund. Notwithstanding the foregoing, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith and, therefore, nothing herein shall constitute a waiver of any right which the Fund may have under such laws or regulations.

PART TWO:  COMPENSATION TO THE INVESTMENT MANAGER

(1) The Fund agrees to pay to the Investment Manager, in full payment for the services furnished, a fee as set forth in Schedule A.

(2) The fee shall be accrued daily (unless otherwise directed by the Board consistent with the prospectus and statement of additional information of the Fund) and paid on a monthly basis and, in the event of the effectiveness or termination of this Agreement, in whole or in part with respect to any Fund, during any month, the fee paid to the Investment Manager shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

(3) The fee provided for hereunder shall be paid in cash by the Fund to the Investment Manager within five business days after the last day of each month.

PART THREE:  ALLOCATION OF EXPENSES

(1) The Investment Manager shall (a) furnish at its expense such office space, supplies, facilities, equipment, clerical help and other personnel and services as are required to render the services contemplated to be provided by it pursuant to this Agreement and (b) pay the compensation of the trustees or officers of the Fund who are directors, officers or employees of the Investment Manager (except to the extent the Board of the Fund shall have specifically approved the payment by the Fund of all or a portion of the compensation of the Fund's chief compliance officer or other officer(s)). Except to the extent expressly assumed by the Investment Manager, and except to the extent required by law to be paid or reimbursed by the Investment Manager, the Investment Manager shall have no duty to pay any Fund operating expenses incurred in the organization and operation of the Fund.

PART FOUR: MISCELLANEOUS

(1) The Investment Manager shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement or otherwise, shall have no authority to act for or represent the Fund.

(2) The Fund acknowledges that the Investment Manager and its affiliates may perform investment advisory services for other clients, so long as the Investment Manager's services to the Fund under this Agreement are not impaired thereby. The Investment Manager and its affiliates may give advice or take action in the performance of duties to other clients that may differ from advice given, or the timing and nature of action taken, with respect to the Fund, and the Investment Manager and its affiliates and their respective clients may trade and have positions in securities of issuers where the Fund may own equivalent or related securities, and where action may or may not be taken or recommended for the Fund. Nothing in this Agreement shall be deemed to impose upon the Investment Manager or any of its affiliates any obligation to purchase or sell, or recommend for purchase or sale for the Fund, any security or any other property that the Investment Manager or any of its affiliates may purchase, sell or hold for its own account or the account of any other client.

(3) Neither this Agreement nor any transaction pursuant hereto shall be invalidated or in any way affected by the fact that Board members, officers, agents and/or shareholders of the Fund are or may be interested in the Investment Manager or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of the Investment Manager are or may be interested in the Fund as Board members, officers, shareholders or otherwise; or that the Investment Manager or any successor or assignee is or may be interested in the Fund as shareholder or otherwise, provided, however, that neither the Investment Manager, nor any officer, Board member or employee thereof or of the Fund, shall knowingly sell to or buy from the Fund any property or security other than shares issued by the Fund, except in accordance with applicable regulations, United States Securities and Exchange Commission ("SEC") orders or published SEC staff guidance.

(4) Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business, or to such other address as either party may designate in writing mailed to the other in accordance with this Paragraph (4).

(5) All information and advice furnished by the Investment Manager to the Fund under this Agreement shall be confidential and shall not be disclosed to unaffiliated third parties, except as required by law, order, judgment, decree, or pursuant to any rule, regulation or request of or by any government, court, administrative or regulatory agency or commission, other governmental or regulatory authority or any self-regulatory organization. All information furnished by the Fund to the Investment Manager under this Agreement shall be confidential and shall not be disclosed to any unaffiliated third party, except as permitted or required by the foregoing, where it is necessary to effect transactions or provide other services to the Fund, or where the Fund requests or authorizes the Investment Manager to do so. The Investment Manager may share information with its affiliates in accordance with its privacy and other relevant policies in effect from time to time.

(6) This Agreement shall be governed by the internal substantive laws of the Commonwealth of Massachusetts without regard to the conflicts of laws principles thereof.

(7) A copy of the Registrant's Agreement and Declaration of Trust, as amended or restated from time to time, is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Registrant by an officer or trustee of the Registrant in his or her capacity as an officer or trustee of the Registrant and not individually, and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Registrant individually, but are binding only upon the assets and property of the Registrant. Furthermore, notice is hereby given that the assets and liabilities of each series of the Registrant are separate and distinct and that the obligations of or arising out of this Agreement with respect to the series of the Registrant are several and not joint.

(8) If any term, provision, agreement, covenant or restriction of this Agreement is held by a court or other authority of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

(9) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes and all of which, taken together, shall constitute one and the same instrument.

PART FIVE: RENEWAL AND TERMINATION

(1) This Agreement shall continue in effect for two years from the date of its execution, and from year to year thereafter, unless and until terminated by either party as hereinafter provided, only if such continuance is specifically approved at least annually (a) by the Board or by a vote of the majority of the outstanding voting securities of the Fund and (b) by the vote of a majority of the Board members who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the 1940 Act and any applicable order or interpretation thereof issued by the SEC or its staff. As used in this agreement, the term "majority of the outstanding voting securities of the Fund" shall have the same meaning as set forth in the 1940 Act.

(2) This Agreement may be terminated, with respect to any Fund, by either the Fund or the Investment Manager at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting securities of the Fund.

(3) This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act, unless the SEC issues an order exempting such assignment from the provisions of the 1940 Act requiring such termination, in which case this Agreement shall remain in full force and effect, subject to the terms of such order.

(4) Except as prohibited by the 1940 Act, this Agreement may be amended with respect to any Fund upon written agreement of the Investment Manager and the Trust, on behalf of that Fund.

PART SIX: USE OF NAME

(1) At such time as this Agreement or any extension, renewal or amendment hereof, or any similar agreement with any organization which shall have succeeded to the business of the Investment Manager, shall no longer be in effect, the Fund will cease to use any name derived from the name of the Investment Manager or of any organization which shall have succeeded to the Investment Manager's business as investment adviser.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

COLUMBIA FUNDS SERIES TRUST I


By: /s/ Joseph F. DiMaria
   ----------------------------------
Name: Joseph F. DiMaria
Title: Chief Accounting Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC


By: /s/ Amy K. Johnson
   ----------------------------------
Name: Amy K. Johnson
Title: Senior Vice President

                                                                    SCHEDULE A

                    FUND                        ASSETS                      RATE OF FEE(1)
----------------------------------------  -----------------------------     --------------
Columbia Asset Allocation Fund            First $500 million                    0.65%
                                          Next $500 million                     0.60%
                                          Next $500 million                     0.55%
                                          Next $1.5 billion                     0.50%
                                          Next $3 billion                       0.48%
                                          In excess of $6 billion               0.46%

Columbia Balanced Fund                    All assets                            0.50%

Columbia Blended Equity Fund              First $500 million                    0.75%
                                          Next $500 million                     0.57%
                                          Next $500 million                     0.52%
                                          Next $1.5 billion                     0.47%
                                          Next $3 billion                       0.45%
                                          In excess of $6 billion               0.43%

Columbia Bond Fund                        First $500 million                    0.65%
                                          Next $500 million                     0.35%
                                          Next $500 million                     0.32%
                                          Next $1.5 billion                     0.29%
                                          Next $3 billion                       0.28%
                                          In excess of $6 billion               0.27%

Columbia California Tax-Exempt Fund       First $1 billion                      0.50%
Columbia Connecticut Tax-Exempt Fund      Next $2 billion                       0.45%
Columbia Massachusetts Tax-Exempt Fund    In excess of $3 billion               0.40%

Columbia New York Tax-Exempt Fund

Columbia Connecticut Intermediate
Municipal Bond Fund                       First $500 million                    0.48%
                                          Next $500 million                     0.43%
                                          Next $500 million                     0.40%
                                          Next $1.5 billion                     0.37%
                                          Next $3 billion                       0.36%
                                          In excess of $6 billion               0.35%

----------------
(1) Annual rates based on a percentage of the Fund's average daily net assets.

                    FUND                        ASSETS                      RATE OF FEE(1)
----------------------------------------  -----------------------------     --------------
Columbia Conservative High Yield Fund     First $500 million                    0.60%
                                          Next $500 million                     0.55%
                                          Next $500 million                     0.52%
                                          In excess of $1.5 billion             0.49%

Columbia Contrarian Core                  First $500 million                    0.70%
Columbia Disciplined Value Fund           Next $500 million                     0.65%
Columbia Dividend Income Fund             Next $500 million                     0.60%
                                          Next $1.5 billion                     0.55%
                                          Next $3 billion                       0.53%
                                          In excess of $6 billion               0.51%

Columbia Core Bond Fund                   First $500 million                    0.48%
                                          Next $500 million                     0.43%
                                          Next $500 million                     0.40%
                                          Next $1.5 billion                     0.37%
                                          Next $3 billion                       0.36%
                                          In excess of $6 billion               0.35%

Columbia Emerging Markets Fund            First $750 million                    1.15%
                                          Next $250 million                     1.00%
                                          Next $500 million                     0.67%
                                          Next $1.5 billion                     0.62%
                                          Next $3 billion                       0.57%
                                          In excess of $6 billion               0.52%

Columbia Energy and Natural Resources
Fund                                      First $500 million                    0.60%
                                          Next $500 million                     0.60%
                                          Next $500 million                     0.52%
                                          Next $1.5 billion                     0.47%
                                          Next $3 billion                       0.45%
                                          In excess of $6 billion               0.43%

Columbia Federal Securities Fund          First $500 million                    0.53%
                                          Next $500 million                     0.48%
                                          Next $500 million                     0.45%
                                          Next $1.5 billion                     0.42%
                                          Next $3 billion                       0.41%
                                          In excess of $6 billion               0.40%

                    FUND                        ASSETS                      RATE OF FEE(1)
----------------------------------------  -----------------------------     --------------
Columbia Greater China Fund               First $500 million                0.95%
                                          Next $500 million                 0.95%
                                          Next $500 million                 0.87%
                                          Next $1.5 billion                 0.82%
                                          Next $3 billion                   0.77%
                                          In excess of $6 billion           0.72%

Columbia High Yield Municipal Fund        First $100 million                0.450%
                                          Next $100 million                 0.425%
                                          In excess of $200 million         0.400%

Columbia High Yield Opportunity Fund      First $500 million                0.60%
                                          Next $500 million                 0.55%
                                          Next $500 million                 0.52%
                                          In excess of $1.5 billion         0.49%

Columbia Income Fund                      First $500 million                0.420%
                                          Next $500 million                 0.375%
                                          Next $500 million                 0.370%
                                          Next $1.5 billion                 0.340%
                                          Next $3 billion                   0.330%
                                          In excess of $6 billion           0.320%

Columbia Intermediate Bond Fund           First $500 million                0.35%
                                          Next $500 million                 0.35%
                                          Next $500 million                 0.30%
                                          Next $1.5 billion                 0.29%
                                          Next $3 billion                   0.28%
                                          In excess of $6 billion           0.27%

Columbia Intermediate Municipal Bond
Fund                                      First $500 million                0.48%
                                          Next $500 million                 0.43%
                                          Next $500 million                 0.40%
                                          Next $1.5 billion                 0.37%
                                          Next $3 billion                   0.36%
                                          In excess of $6 billion           0.35%

Columbia International Bond Fund          First $500 million                0.55%
                                          Next $500 million                 0.50%
                                          Next $500 million                 0.47%
                                          In excess of $1.5 billion         0.44%

                    FUND                        ASSETS                      RATE OF FEE(1)
----------------------------------------  -----------------------------     --------------
Columbia International Growth Fund        First $500 million                0.95%
                                          Next $500 million                 0.62%
                                          Next $500 million                 0.57%
                                          Next $1.5 billion                 0.52%
                                          Next $3 billion                   0.50%
                                          In excess of $6 billion           0.48%

Columbia International Stock Fund         First $500 million                0.87%
                                          Next $500 million                 0.82%
                                          Next $500 million                 0.77%
                                          Next $1.5 billion                 0.72%
                                          Next $3 billion                   0.70%
                                          In excess of $6 billion           0.68%

Columbia Large Cap Growth Fund            First $200 million                0.700%
                                          Next $300 million                 0.575%
                                          In excess of $500 million         0.450%

Columbia Liberty Fund                     First $1 billion                  0.55%
                                          Next $500 million                 0.50%
                                          In excess of $1.5 billion         0.45%

Columbia Massachusetts Intermediate
Municipal Bond Fund                       First $500 million                0.48%
                                          Next $500 million                 0.43%
                                          Next $500 million                 0.40%
                                          Next $1.5 billion                 0.37%
                                          Next $3 billion                   0.36%
                                          In excess of $6 billion           0.35%

Columbia Mid Cap Core Fund                First $500 million                0.65%
                                          Next $500 million                 0.65%
                                          Next $500 million                 0.57%
                                          Next $1.5 billion                 0.52%
                                          Next $3 billion                   0.52%
                                          In excess of $6 billion           0.52%

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
                    FUND                        ASSETS                      RATE OF FEE(1)
----------------------------------------  -----------------------------     --------------
Columbia Mid Cap Growth Fund              First $500 million                0.82%
                                          Next $500 million                 0.75%
                                          Next $500 million                 0.72%
                                          In excess of $1.5 billion         0.67%

Columbia New Jersey Intermediate
Municipal Bond Fund                       First $500 million                0.48%
                                          Next $500 million                 0.43%
                                          Next $500 million                 0.40%
                                          Next $1.5 billion                 0.37%
                                          Next $3 billion                   0.36%
                                          In excess of $6 billion           0.35%

Columbia New York Intermediate
Municipal Bond Fund                       First $500 million                0.48%
                                          Next $500 million                 0.43%
                                          Next $500 million                 0.40%
                                          Next $1.5 billion                 0.37%
                                          Next $3 billion                   0.36%
                                          In excess of $6 billion           0.35%

Columbia Oregon Intermediate Municipal
Bond Fund                                 All assets                        0.50%

Columbia Pacific/Asia Fund                First $500 million                0.75%
                                          Next $500 million                 0.75%
                                          Next $500 million                 0.67%
                                          Next $1.5 billion                 0.62%
                                          Next $3 billion                   0.57%
                                          In excess of $6 billion           0.52%

Columbia Real Estate Equity Fund          All assets                        0.75%

Columbia Rhode Island Intermediate
Municipal Bond Fund                       First $500 million                0.48%
                                          Next $500 million                 0.43%
                                          Next $500 million                 0.40%
                                          Next $1.5 billion                 0.37%
                                          Next $3 billion                   0.36%
                                          In excess of $6 billion           0.35%

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
                    FUND                        ASSETS                      RATE OF FEE(1)
----------------------------------------  -----------------------------     --------------
Columbia Select Large Cap Growth Fund     First $500 million                0.75%
                                          Next $500 million                 0.75%
                                          Next $500 million                 0.52%
                                          Next $1.5 billion                 0.47%
                                          Next $3 billion                   0.45%
                                          In excess of $6 billion           0.43%

Columbia Select Opportunities Fund        First $500 million                0.75%
                                          Next $500 million                 0.57%
                                          Next $500 million                 0.52%
                                          Next $1.5 billion                 0.47%
                                          Next $3 billion                   0.45%
                                          In excess of $6 billion           0.43%

Columbia Select Small Cap Fund            First $500 million                0.75%
                                          Next $500 million                 0.75%
                                          Next $500 million                 0.62%
                                          Next $1.5 billion                 0.62%
                                          Next $3 billion                   0.62%
                                          In excess of $6 billion           0.62%

Columbia Short-Intermediate Bond Fund     First $500 million                0.35%
                                          Next $500 million                 0.35%
                                          Next $500 million                 0.30%
                                          Next $1.5 billion                 0.29%
                                          Next $3 billion                   0.28%
                                          In excess of $6 billion           0.27%

Columbia Small Cap Core Fund              First $500 million                0.75%
                                          Next $500 million                 0.70%
                                          Next $500 million                 0.65%
                                          Next $500 million                 0.60%
                                          In excess of $2 billion           0.55%

Columbia Small Cap Growth Fund I          First $500 million                0.87%
                                          Next $500 million                 0.82%
                                          In excess of $1 billion           0.77%

Columbia Small Cap Value Fund I           First $500 million                0.80%
                                          Next $500 million                 0.75%
                                          In excess of $1 billion           0.70%

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
                    FUND                        ASSETS                      RATE OF FEE(1)
----------------------------------------  -----------------------------     --------------
Columbia Strategic Income Fund            First $500 million                0.60%
                                          Next $500 million                 0.55%
                                          Next $500 million                 0.52%
                                          In excess of $1.5 billion         0.49%

Columbia Strategic Investor Fund          First $500 million                0.60%
                                          Next $500 million                 0.55%
                                          In excess of $1 billion           0.50%

Columbia Tax-Exempt Fund                  First $500 million                0.55%
                                          Next $500 million                 0.50%
                                          Next $500 million                 0.47%
                                          Next $1.5 billion                 0.44%
                                          Next $3 billion                   0.43%
                                          In excess of $6 billion           0.42%

Columbia Technology Fund                  First $500 million                0.87%
                                          Next $500 million                 0.82%
                                          In excess of $1 billion           0.77%

Columbia U.S. Treasury Index Fund         All assets                        0.10%

Columbia Value and Restructuring Fund     First $10 billion                 0.60%
                                          Next $500 million                 0.43%
                                          Next $500 million                 0.43%
                                          Next $1.5 billion                 0.43%
                                          Next $3 billion                   0.43%
                                          In excess of $15.5 billion        0.43%

Columbia World Equity Fund                First $1 billion                  0.40%
                                          In excess of $1 billion           0.35%